UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 UNITY WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	4812	91-1940650
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7438 Fraser Park Drive, Burnaby, British Columbia, Canada V5J 5B9 (800) 337-6642
(Address and telephone number of registrant's principal executive offices)

Dallas Pretty, Chief Financial Officer 7438 Fraser Park Drive, Burnaby, British Columbia, Canada V5J 5B9 (800) 337-6642
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [    ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Common Stock, no par value	35,070,669	$0.28	$9,819,787	$1,155.79

(1)  Pursuant to Rule 429, this is a combined registration statement that covers 17,229,598 shares being carried forward from Registration Statements Nos. 333-119759 and 333-114817 and 17,841,071 shares being registered for the first time by this registration statement.

(2)  Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the Registration Fee. The fee is based upon the average of the high and low prices for a share of common stock of the registrant, as quoted through the over-the-counter bulletin board on March 23, 2005.

(3)  A registration fee of $295.77 was previously paid in connection with the registration of 13,731,929 shares on Registration Statement No. 333-119759 of which 13,248,929 shares are being carried forward, corresponding to a registration fee previously paid of $285.36.  In addition, a registration fee of $817.54 was previously paid in connection with the registration of 14,500,122 shares on Registration Statement No. 333-114817 of which 3,980,669 shares are being carried forward, corresponding to a registration fee previously paid of $224.44.   A registration fee of $645.99 is being submitted in connection with this registration statement.

 (4) The account of Unity Wireless Corporation with the Securities and Exchange Commission has a credit which should be applied against the Registration Fee.

-------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES AND THE SELLING SHAREHOLDER IS NOT SOLICITING AN OFFER TO BUY THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

 DATED APRIL 15, 2005

UNITY WIRELESS CORPORATION

35,070,669 SHARES OF COMMON STOCK OF UNITY WIRELESS CORPORATION
_________________________________

The prospectus relates to the resale by certain selling stockholders of Unity Wireless Corporation of up to 35,070,669 shares of our common stock, consisting of:

- up to 15,730,500 shares issuable upon conversion of convertible notes;

- up to 13,108,881 shares issuable upon exercise of warrants;

- up to 2,818,540 shares issuable in lieu of interest on convertible notes; and

- up to 3,412,748 shares issued (i) to settle amounts owed for services; (ii) in lieu of interest on convertible notes, and (iii) upon conversion or exercise of previously registered securities.

For a description of the plan of distribution of the shares, please see page  of this Prospectus.

Our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "UTYW".  On March 23, 2005, the closing bid price of our common stock was $0.28.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.  YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE  BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 15, 2005.

#

TABLE OF CONTENTS

PAGE NUMBER

PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS	6
SELLING SECURITY HOLDERS	6
PLAN OF DISTRIBUTION
LEGAL PROCEEDINGS	9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
DESCRIPTION OF SECURITIES	12
INTEREST OF NAMED EXPERTS AND COUNSEL	13
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	13
DESCRIPTION OF BUSINESS
WHERE YOU CAN FIND MORE INFORMATION	16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
DESCRIPTION OF PROPERTY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20
EXECUTIVE COMPENSATION
FINANCIAL STATEMENTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
INDEMNIFICATION OF DIRECTORS AND OFFICERS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
RECENT SALES OF UNREGISTERED SECURITIES
EXHIBITS
UNDERTAKINGS
SIGNATURES

You should rely only on the information contained in this prospectus.  We have not, and the selling security holders have not, authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it. We are not, and the selling security holders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business financial condition, results of operations and prospects may have changed since that date. As used in this prospectus, the terms "we", "us", "our", and "Unity" mean Unity Wireless Corporation and its subsidiary, unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The  following  summary  is  qualified  in its  entirety  by the  more  detailed information  and financial  statements  including the notes  thereto,  appearing elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information you should consider before making an investment decision.

Our Business

Our company, Unity Wireless Corporation, is a designer, developer and manufacturer of high power radio frequency amplifiers and related subsystems.  Our principal executive offices are located at 7438 Fraser Park Drive, Burnaby, British Columbia, Canada, V5J 5B9.  Our telephone number is (800) 337-6642.  We maintain a website at www.unitywireless.com.  Information contained on our website does not form part of this prospectus.

We have one wholly-owned subsidiary, Unity Wireless Systems Corporation, a British Columbia corporation incorporated on December 31, 2000.

Number of Shares Outstanding

There were 80,522,278 shares of our common stock issued and outstanding as at March 1, 2005.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2004 and 2003, including the notes to those financial statements which are included elsewhere in this prospectus, along with the section entitled "Management's Discussion and Analysis" beginning on page  of this prospectus.

	For the 12-months ended December 31, 2004	For the 12-months ended December 31, 2003
Revenue	$5,020,560	$2,375,128
Net Loss for the Period	($3,318,998)	($3,007,950)
Loss Per Share - basic and diluted	($0.04)	($0.07)
	As at December 31, 2004	As at December 31, 2003
Working Capital (Deficiency)	$111,951	($375,479)
Total Assets	$3,178,733	$1,658,720
Total Number of Issued Common Stock	80,213,945	63,578,953
Deficit	($21,822,078)	($18,503,080)
Total Stockholders' Equity	$610,821	$525,735

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This  Form SB-2  contains  forward-looking  statements.  For this  purpose,  any statements  contained in this Form SB-2 that are not  statements  of  historical fact  may  be  deemed  to  be  forward-looking   statements.  You  can  identify forward-looking   statements  by  those  that  are  not  historical  in  nature, particularly  those  that  use  terminology  such as  "may,"  "will,"  "should," "expects,"  "anticipates,"  "contemplates,"  "estimates,"  "believes,"  "plans," "projected,"  "predicts,"  "potential,"  or  "continue" or the negative of these similar  terms.  In  evaluating  these  forward-looking  statements,  you should consider various  factors,  including those listed below under the heading "Risk Factors". The Company's actual results may differ significantly from the results projected in the forward-looking  statements.  The Company assumes no obligation to update forward-looking statements.

RISK FACTORS

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock.  Our business, operating results and financial condition could be seriously harmed due to any of the following risks.  The risks described below are not the only ones facing our company.  Additional risks not presently known to us may also impair our business operations.  You could lose all or part of your investment due to any of these risks.

We have had negative cash flows from operations and if we are not able to obtain further financing our business operations may fail.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cost requirements.  As of December 31, 2004, we had working capital of $111,951.  We do not expect positive cash flow from operations in the near term.  We may not be able to obtain additional equity or debt financing on acceptable terms when we need it.  We have pledged all of our assets to secure convertible notes that we issued in August 2004, February 2005 and March 2005.

There is substantial doubt about our ability to continue as a going concern.

We expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales.   These circumstances raise substantial doubt about our ability to continue as a going concern, as described in our independent auditors' report on the December 31, 2004 consolidated financial statements.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We depend on a limited number of customers and if we are unable to diversify our customer base and we lose one or more of these customers, then our revenues may decrease significantly.

We had sales of $5,020,560 for the year ended December 31, 2004.   Two customers accounted for 68.8% of sales with one representing 49.3% of sales and another representing 19.5% of sales. No other customer accounted for more than 10% of our sales.

We depend on experienced management and if we are unable to retain or hire such management in the future, then our ability to produce innovative and competitive products could be adversely affected

We depend on the services of our senior management team.  The loss of the services of any one of these persons, or an inability to recruit and retain additional qualified personnel, could have a material adverse effect on our business.  We have no plans at present to obtain key person life insurance for any of our officers and directors.  We are also dependent on highly qualified technical and engineering personnel.  If we are unable to retain or hire such management and key technical employees, our ability to generate revenues could be adversely affected, as would our continued business operations. We have not entered into employment or non-competition agreements with our executive officers.

Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States.  In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States.  As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.  Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

The wireless communications industry is characterized by rapidly evolving technology and intense competition.  We may be at a disadvantage to other companies having larger technical staff, established market share and greater financial and operational resources.  Some of our competitors have achieved greater brand recognition and technologies than we currently enjoy.  We may not be able to successfully compete.

We hold no patents on our technology and may not be able to protect our proprietary technology.

Other than a provisional patent application filed in the United States for our multi-carrier linear amplifier, we do not have any patents on our technology or products.  We rely on a combination of copyright, trade secret, trademark and patent laws to protect our proprietary intellectual property.

Unanticipated warranty costs could affect the ongoing demand for our products and our ability to operate profitably.

Our products are relatively new to their respective markets and lack extensive field operating experience.  While we have tested our products for failure in certain circumstances, there can be no assurance that our products will continue to operate satisfactorily after sustained field use.  If a substantial number of products are returned and accepted for warranty replacement, the cost to us could have a material adverse effect on our business.

We have a significant amount of aged payables and if we are unable to pay such amounts or if a creditor decides to take legal action against us, we may have to scale down or cease the operation of our business.

As at December 31, 2004, we had accounts payable and accrued liabilities of $1,505,012, of which approximately $1,167,554 represented payables to trade creditors.  To date, these creditors have been co-operating with us to accept a delayed payment of these outstanding payables.  If one or more of these creditors is no longer willing to accept delayed payments and demands immediate payment of any such amounts, then our cash position and our need for further financing may become immediate.  If we are unable to raise the funds to pay off such aged payables, then our continued operations may be negatively affected, and we may have to scale down our even cease the operation of our business.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".  These requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

#

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders.  We will, however, receive proceeds upon exercise of the warrants and these proceeds will be used for general working capital purposes.  We will incur all costs associated with this registration statement and prospectus.

SELLING SECURITY HOLDERS

The table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of March 23, 2005, and the number of shares of common stock covered by this prospectus.  All shares offered hereby are being registered pursuant to registration agreements with the Company.

The selling stockholders may offer and sell, from time to time, any or all of the 35,070,669 shares of common stock to be registered. No estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The table indicates the shares that are offered hereby that are issuable upon conversion of convertible notes, the exercise of warrants issued in private placements, or in lieu of interest on convertible notes. The table also indicates, under the title “Shares in the preceding column that are registered hereunder,” the shares registered hereby that were issued (i) to settle amounts owed for services; (ii) in lieu of interest on convertible notes, and (iii) upon conversion or exercise of previously registered securities.

Selling Security Holder	Shares owned prior to this offering	Shares in the preceding column which are registered hereunder	Shares issuable upon conversion of notes, all of which are registered hereunder	Shares issuable in lieu of interest on notes, all of which are registered hereunder	Shares issuable upon exercise of warrants, all of which are registered hereunder	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding (1)
							# of Shares	% of Class
Chancellor Apartments LLC (a)	1,525,000	0	0	0	258,750	258,750	1,525,000	1.9
Jeffrey Rubin	435,000	250,000	250,000	44,444	528,433	1,072,877	185,000	<1
Moshe Rosner	345,000	0	0	0	132,109	132,109	345,000	<1
Sara Heiman	2,235,291	1,242,291	500,000	88,889	646,325	2,477,505	993,000	1.2
Shalom Torah Centers (b)	193,749	193,749	0	0	129,375	323,124	0	<1
Sid Tarrabain Professional Corporation (c)	0	0	0	0	33,334	33,334	0	<1
Mokhlis Y. Zaki	632,632	0	0	0	50,000	50,000	632,632	<1
Mueller & Company (d)	0	0	0	0	166,667	166,667	0	<1
Beth Medrash Govoha of Lakewood (e)	655,726	655,726	0	0	833,333	1,489,059	0	<1
Michael G. Cunniff	732,115	72,115	0	0	50,000	122,115	660,000	<1
Michael A. Mulshine (2)	707,184	78,462	0	0	350,000	428,462	628,722	<1
Keren MYCB Elias Foundation (f)	0	0	293,000	74,105	555,555	922,660	0	<1
John Douglas Shields Law Corporation (g) (3)	124,521	124,521	0	0	0	124,521	0	<1
Bridges & Pipes LLC (h)	330,928	330,928	3,250,000	564,686	1,750,000	5,895,614	0	<1
Bushido Capital Master Fund, L.P. (i)	226,598	226,598	3,000,000	533,893	1,625,000	5,385,491	0	<1
DCOFI Master LDC (j)	196.026	196,026	2,687,500	520,940	1,500,000	4,904,466	0	<1
William N. Weidman	18,650,718	42,332	1,250,000	191,586	625,000	2,108,918	18,608,386	23.1
Gamma Opportunity Capital Partners, LP (k)	0	0	1,250,000	222,222	625,000	2,097,222	0	<1
Vicis Capital Series (l)	0	0	750,000	133,333	375,000	1,258,333	0	<1
TCMP3 Partners (Titan Capital Management LLC) (m)	0	0	750,000	133,333	375,000	1,258,333	0	<1
Duncan Capital LLC (n) (4)	0	0	0	0	1,096,875	1,096,875	0	<1
MW Crow Family LP (o) (4)	0	0	0	0	208,275	208,275	0	<1
Richard Smithline (4)	0	0	0	0	38,874	38,874	0	<1
David Filer (4)	0	0	0	0	21,813	21,813	0	<1
David Skriloff (4)	0	0	0	0	9,163	9,163	0	<1
Jose Zajac	0	0	250,000	44,444	125,000	419,444	0	<1
Nathan Herzka	0	0	125,000	22,222	62,500	209,722	0	<1
Leon Goldenberg	0	0	250,000	44,444	125,000	419,444	0	<1
Rachel Mendelovitz	0	0	125,000	22,222	62,500	209,722	0	<1
Sam Nebenzahl	0	0	500,000	88,889	250,000	838,889	0	<1
Anfel Trading Limited (p)	0	0	250,000	44,444	125,000	419,444	0	<1
Unity Capital (q)	0	0	250,000	44,444	125,000	419,444	0	<1
Daniel Schneierson (r)	0	0	0	0	50,000	50,000	0	<1
Merit Consulting LLC (s)	0	0	0	0	200,000	200,000	0	<1
Totals	26,794,658	3,412,748	15,730,500	2,818,540	13,108,881	35,070,669	23,577,740	29.3

(1)

Assumes all of the shares of common stock offered are sold.  Based on 80,522,278 shares of common stock issued and outstanding on March 1, 2005.

(2)

Includes 40,000 shares of common stock newly issued for $10,000 in consulting services rendered and are registered hereunder.

(3)

Includes 23,293 shares of common stock newly issued upon settlement of $4,192.87 in legal services rendered.

(4)

Duncan Capital LLC received warrants to acquire 625,000 shares of common stock pursuant to an investment banking agreement in connection with the August 2004 private placement of secured convertible notes. Subsequently, Duncan Capital LLC assigned 278,125 warrants to acquire shares of common stock to: MW Crow Family LP, Richard Smithline, David Skriloff and David Filer.

(a)

Barry Singer has sole dispositive and voting power in Chancellor Apartments LLC.

(b)

Yisroel Kellner has sole dispositive and voting power in Shalom Torah Centers.

(c)

Sid Tarrabain has sole dispositive and voting power in Sid M Tarrabain Professional Corporation.

(d)

Mark Mueller has sole dispositive and voting power in Mueller & Company Inc.

(e)

Eliezer Kuperman has sole dispositive and voting power in Beth Medrash Govoha of Lakewood.

(f)

Moses Elias has sole dispositive and voting power in Keren MYCB Elias Foundation.

(g)

John Shields has sole dispositive and voting power in John Douglas Shields Professional Corporation.

(h)

David Fuchs and Michael Crow share dispositive and voting power in Brides & Pipes LLC.

(i)

Bushido Capital Partners, Ltd., as the general partner of Bushido Capital Master Fund LP, has sole dispositive and voting power in Bushido Capital Master Fund LP. Christopher Rossman and Louis Rabman share dispositive and voting power in Bushido Capital Partners, Ltd. and therefore share dispositive and voting power in Bushido Capital Master Fund LP.

(j)

Richard Smithline has sole dispositive and voting power in DCOFI Master LDC.

(k)

Jonathan Knight and Christopher Rossman share dispositive and voting power in Gamma Opportunity Capital Partners LP.

(l)

Richard Han, Shad Stastney, John Succo and Sky Lucas share dispositive and voting power in Vicis Capital Series.

(m)

Steve Slawson and Walter Schenker share dispositive and voting power in TCMP3 Partners.

(n)

David Fuchs has sole dispositive and voting power in Duncan Capital LLC, a registered broker dealer.  Duncan Capital LLC received warrants to acquire 1,375,000 shares of common stock as compensation for investment banking services related to private placements in August 2004 and February 2005. Duncan Capital LLC assigned warrants to acquire 278,125 shares of common stock to affiliates of Duncan Capital LLC as described in Note 4 above.

(o)

Michael Crow has sole dispositive and voting power in MW Crow Family LP.

(p)

Andre Zolty has sole dispositive and voting power in Anfel Trading Limited.

(q)

Eli Schick and Zvi Raskin share dispositive and voting power in Unity Capital.

(r)

Daniel Schneierson was issued warrants to purchase 50,000 shares of common stock as compensation related to a private placement of secured convertible notes March 24, 2005.

(s)

Mark Mueller and Shoshana Englander share dispositive and voting power in Merit Consulting LLC.  Merit Consulting LLC was issued warrants to purchase 200,000 shares of common stock as compensation related to a private placement of secured convertible notes March 24, 2005.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (currently the National Association of Securities Dealers OTC Bulletin Board), in privately negotiated transactions or otherwise.  Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)

purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)

an exchange distribution in accordance with the rules of the applicable exchange;

(d)

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)

privately negotiated transactions;

(f)

market sales (both long and short to the extent permitted under the federal securities laws);

(g)

at the market to or through market makers or into an existing market for the shares;

(h)

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i)

a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its secured convertible notes, share purchase warrants or shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers.  Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time.  Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers , their ages, positions held and duration each person has held that position, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Ilan Kenig	President, Chief Executive Officer and Director	44	President on April 1, 2002 and Chief Executive Officer on October 31, 2002
Andrew James Chamberlain	Corporate Secretary, Director	43	October 28, 2002
Dallas Pretty	Chief Financial Officer	35	April 1, 2004
Ken Maddison	Director	64	October 29, 1998
Victor Halpert	Director	45	October, 12, 2004
Doron Nevo	Director	49	July 11, 2002

 Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Ilan Kenig - President, Chief Executive Officer and Director

Mr. Kenig has over 18 years of legal, venture capital and investment banking experience with specific emphasis in the technology and telecommunications arena.  Mr. Kenig, with his experience in international business activities, corporate mergers and acquisitions, joined the company as Vice President of Business Development in December 2001 before assuming the position of President in April 2002.  Prior to pursuing international finance activities in New York, Mr. Kenig was a founder of a law firm in Tel-Aviv representing mostly technology and telecommunications interests.  Mr. Kenig holds a law degree from Bar-Ilan University.  Mr. Kenig also serves on the board of Euroweb International Corp, a NASDAQ listed technology company.

Dallas Pretty – Chief Financial Officer

Mr. Pretty is a Chartered Accountant with over 10 years of experience in both public and private companies and brings a strong understanding of strategic business development, public and private financing, internal and external financial reporting, human resources, and facilities management. Since earning his CA designation at international accounting firm KPMG, he has worked in senior management roles with local British Columbia technology companies.

Ken Maddison - Director

Mr. Maddison, a Chartered Accountant since 1966 and elected a Fellow of the Institute of Chartered Accountants of British Columbia in 1975, retired in August 1997 after a lengthy career as a partner with the accounting firm KPMG between 1977 and 1997.  In public practice for over 30 years, Mr. Maddison provided auditing, accounting and business advisory services to a wide range of clients in the private and public sectors.  Since September 1997, Mr. Maddison has been self-employed as a consultant providing various financial advisory services.  Mr. Maddison currently serves as CFO and director of three public companies: International Wayside Gold Mines Ltd., Island Mountain Gold Mines Ltd., and Golden Cariboo Resources Ltd.  He is also a director and audit committee chairman for Northern Continental Resources Inc, Northern Hemisphere Development Inc, Datec Group Ltd. (formerly Brocker Technology Group Ltd), and Helijet International.

Andrew James Chamberlain – Director, Corporate Secretary

Mr. Chamberlain is an attorney practicing law in Edmonton, Alberta, and a partner with the law firm of Chamberlain Hutchison since 1997.  Mr. Chamberlain is a sessional instructor in corporate securities at the University of Alberta law school.  Mr. Chamberlain is a director and corporate secretary of Datec Group Ltd. (formerly Brocker Technology Group Ltd.), a company listed on the TSX Venture Exchange, and a director of Loma Oil & Gas Ltd., a company listed on the TSX Venture Exchange.

Victor Halpert - Director

Victor Halpert brings nearly 15 years of financial and accounting experience to the Company’s board of directors. From June, 1999 until January 2003, he has served as an equity research analyst with Salomon Smith Barney, Robertson Stephens, Salomon Brothers and Israel Equity Research & Management Ltd. and previously as an accountant with Arthur Anderson LLC. As a highly regarded equity research analyst, Mr. Halpert primarily covered Israeli technology and telecommunications companies. Since leaving his position as Director - Equity Research, Israel Technology Analyst for Salomon Smith Barney in New York, Mr. Halpert has been managing a small hedge fund that specializes in global growth companies. He holds a Master of Business Administration degree from the University of Chicago and a Master of Science in Accounting degree from the University of Illinois at Chicago.

Doron Nevo - Director

Mr. Nevo brings more than 20 years of business experience in high technology and telecommunications companies to the Company’s board of directors.  Currently, Mr. Nevo is President and CEO of KiloLambda Technologies, Ltd. an optical subsystems company he founded in early 2001.  From July 1999 to January 2001, Mr. Nevo was the President and CEO of D.FourD., Ltd., a venture capital investment company.  From March 1996 to June 1999, Mr. Nevo was President and CEO of NKO, Inc. a company he founded that designed and developed a carrier grade IP Telephony system platform and established its own IP network.  From February 1992 to February 1996, Mr. Nevo was also President and CEO of Clalcom Ltd., an international telecommunications service provider in Israel which he founded in 1992.  Prior to Clalcom, he held various positions with Sprint International Inc.  He also serves on the board of a number of companies including Audiocodes, Ltd. (a telecommunication technology company), Elcom Technologies (a manufacturer of Satcom and Digital Radio synthesizers), and Notox, Ltd. (a biotech company).  Mr. Nevo received a B.Sc. in Electrical Engineering from the Technion and an M.Sc. in Telecommunications Management from Brooklyn Polytechnic.

Family Relationships

There are no family relationships among our directors or officers.

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Serving on the Committee are Ken Maddison and Victor Halpert, and there is one vacancy.  The Board of Directors had determined that Mr. Maddison serves on the audit committee as a financial expert. Mr. Maddison and Victor Halpert is an independent director as defined in Item 7(d)(3)(iv) of Schedule 14A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2005, certain information with respect to the beneficial ownership of our common shares by each shareholder known to us to be the beneficial owner of 5% of our common shares, and by each of our officers and directors.  Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the common shares, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Ilan Kenig 1099 Marinaside Crescent, Suite 802 Vancouver, BC V6Z 2Z3	2,047,750 (2)	2.49%
Dallas Pretty 462 E17th Vancouver, BC V5V 1B1	166,667 (3)	Nil*
Doron Nevo 15 Yakov Hazan Raanana, Israel 43563	204,285 (4)	Nil*
Ken Maddison 2591 Lund Avenue Coquitlam, BC V3K 6J8	263,452 (5)	Nil*
Victor Halpert 79 Madison Avenue, 6TH Floor New York, NY 10016	24,643 (6)	Nil*
Andrew Chamberlain 9222 - 183B Street Edmonton, AB T5J 3Z7	95,833 (7)	Nil*
William Weidman 136 Shorewood Drive Great Neck, NY 11021	20,525,718 (8)	24.44%
Directors and Executive Officers as a Group	2,802,630(9)	3.39%

Nil* - less than 1%

(1)

Based on 80,522,278 shares of common stock issued and outstanding as of March 1, 2005.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

Includes options to acquire an aggregate of 1,652,083 shares of common stock exercisable within sixty days.

(3)

Includes options to acquire an aggregate of 166,667 shares of common stock exercisable within sixty days.

(4)

Includes options to acquire an aggregate of 106,666 shares of common stock exercisable within sixty days.

(5)

Includes options to acquire an aggregate of 165,833 shares of common stock exercisable within sixty days.

(6)

Includes options to acquire an aggregate of 12,500 shares of common stock exercisable within sixty days.

(7)

Includes options to acquire an aggregate of 95,833 shares of common stock exercisable within sixty days.

(8)

Includes warrants to acquire an aggregate of 2,210,300 shares of common stock exercisable within sixty days and 1,250,000 shares of common stock underlying a secured convertible note.

 (9)

Includes options to acquire an aggregate of 2,199,582 shares of common stock exercisable within sixty days.

DESCRIPTION OF SECURITIES

We are authorized to issue 150,000,000 shares of common stock without par value and up to 5,000,000 shares of preferred stock on such terms as the Board may determine.  As at March 1, 2005 we had 80,522,278 shares of common stock outstanding and no preferred stock outstanding.  All outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.  Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share rateably in all net assets available for distribution to stockholders after payment to creditors.  The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.  There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as our Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future. We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future.  We are restricted from declaring dividends on our common shares pursuant to a Convertible Note and Warrant Purchase Agreements dated August 31, 2004, February 11, 2005 and March 24, 2005 for so long as any of these issued convertible notes are outstanding.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

The preferred shares could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if preferred shares were issued in response to a potential takeover.  In addition, issuances of authorized preferred shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the corporation more difficult or more costly.  Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

This prospectus and registration statement contains consolidated financial statements as at December 31, 2004 and 2003 and for the 12-months ended December 31, 2004 and 2003. The financial statements contained in this prospectus and registration statement have been audited by KPMG LLP, independent registered accounting firm, as set forth in their report accompanying the consolidated financial statements and have been included herein in reliance upon such report, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2004 consolidated financial statements contains an explanatory paragraph that states our recurring losses from operations raises substantial doubt about our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.  The report also refers to a change in accounting for stock-based compensation.

Oscar D. Folger provided the opinion attached hereto as Exhibit 5.1 stating that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

In this prospectus and registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars.  All references to "CDN$" refer to Canadian dollars and all references to "shares of common stock" refer to the shares of common stock in our capital stock.

Business Development over last three years

Our company was incorporated in the State of Delaware on October 1, 1998 under the name Sonic Systems Corporation.  During the period from December 1998 until June 2001 we were engaged in the traffic control business. In November 2000 we entered the business of designing, developing and manufacturing RF (Radio Frequency) power amplifiers for the wireless network infrastructure industry. During 2001, we focused on developing new products and expanding our marketing, sales and global distribution network.  In 2002, our business strategy evolved and focused on securing long-term supply agreements with strategic key customers. In 2003 and 2004, we continued to focus on securing development projects and supply agreements with key customers and developing new RF power amplifiers and related products.

Our Current Business

Principal Products

We make high power radio frequency amplifiers and related subsystems used in both mobile and fixed wireless networks. We have developed over 40 models of our products that are used in cellular, personal communication services (PCS), paging, wireless local loop (WLL) and third generation (3G) networks.  Almost all of our products are custom made or adapted to satisfy each customer's particular requirements covering a range of average output power levels (from 2 watts to 80 watts) and a number of different operating frequency bands.

Most of our products are high power amplifiers and related subsystems used in base transmitter stations (BTS or base stations), to amplify signals sent from the network to a terminal such as a cell phone. We also make products used in signal repeaters and tower-top antenna systems that are used to extend and enhance wireless network coverage.

Substantially all of our assets and principal business operations are located in British Columbia, Canada.  Revenues from operations were approximately $5,020,560 in the year ended December 31, 2004 and $2,375,000 in the year ended December 31, 2003.  A summary of sales by geographic region for the years ended December 31, 2004 and 2003 is as follows:

Place	2004 Sales	% of Total 2004 Sales	2003 Sales	% of Total 2003 Sales
Israel	$101,000	2.0%	$113,000	4.8%
Korea	-	-	$93,000	3.9%
Sweden	-	-	$164,000	6.9%
United States	1,981,000	39.5%	$1,263,000	53.2%
China	2,477,000	49.3%	$518,000	21.8%
Canada	462,000	9.2%	$217,000	9.1%
Other	-	-	$7,000	0.3%

Product Research and Development

We mainly work with our own proprietary technology and certain technology developers to increase the performance and efficiency of our amplifiers.  In November 2002, we entered into a licensing agreement with Paragon Communications, an Israeli company, for the development of a new generation of amplifiers.  We continue to research opportunities to partner with companies that have strategically beneficial and complementary technology that can be implemented into our product line and demonstrated to potential customers.

In the most recent two years, we have augmented our research and development capabilities by adding experienced hardware and software engineers to our product development team. We have devoted and will continue to devote a large portion of our research and development resources towards next generation products and developing products for customers who exhibit long-term revenue and growth potential.

During the years ended December 31, 2004 and 2003, we spent $1,230,409 and $891,830 respectively on research and development activities, including stock-based compensation expenses of $38,385 and $30,932 respectively.

Sales and Marketing of Our Products

Our principal customers are the original equipment manufacturers (“OEMs”) of repeaters and base stations.  The original equipment manufacturers sell their products, which include our radio frequency power amplifiers and subsystems, to the operators of wireless networks.

We sell our products through independent sales agents who are paid on commission basis and through sales individuals who are employed on a full time basis.  We will continue to develop this sales channel by focusing on identifying and engaging sales representatives who will sell our products in other markets.  Our sales to date have been by way of purchase orders that typically cover periods ranging from several months to one year.  We have no sales agreements that extend beyond one year.

A longer-term component of our marketing strategy includes the development of more integrated RF (‘”Radio Frequency”) front-end hardware and software subsystems thus providing a more “turn-key” and value-added product for certain customers.  Also, the Company is developing products that enhance the signal coverage of mobile and fixed wireless base stations resulting in improved network performance. These initiatives are intended to increase the available product offerings made to each customer.

 Manufacturing and Suppliers

We subcontract a portion of our manufacturing of our electronics components to qualified companies with a history of quality assurance.  This minimizes the need for capital expenditures related to electronics manufacturing facilities, minimizes staff and allows us to utilize specialists in each stage of manufacturing.  Alternate contract manufacturers are available, should any of our existing contract manufacturers cease providing services to us.

The process to assemble, test and tune many of our current products is labor intensive.  We assemble, configure, tune and test our products and radio frequency circuitry in our facility located in Burnaby, British Columbia, for low volume production orders but, rely on contract manufacturers in Canada and China to facilitate the delivery of our high volume production orders.

The principal raw materials used in the production of our products are mostly standard electronic, plastic and hardware components.  We have, from time to time, experienced difficulties in obtaining raw materials and we reduce supply risk by using alternate suppliers.

Our arrangements with suppliers are on a short-term basis and to date we have not entered into any long-term arrangements.

Competition and Competitive Advantage

Within the market for RF power amplifiers, there are three dominant companies and a number of smaller ones.  The dominant companies are Powerwave, Remec and Andrew and collectively represent a significant proportion of sales in the RF power amplifier market.  These large companies are vertically integrated suppliers of RF power amplifiers, components, antenna systems primarily to customers  in the telecom and defense industry and supply the biggest OEM vendors in our industry. The smaller amplifier companies compete for the smaller customers and opportunities.

We compete with the dominant and smaller amplifier companies on the basis of price, technology, performance, quality, reliability, customer service and on-time delivery.  We believe our size, infrastructure and location allow us to provide our customers with timely responses to their individual requests.

Our competitive differentiation includes the following:

- focus on specific niche within the wireless network infrastructure – specialized product development skills and resources to produce products that meet or exceed customer performance and efficiency targets;

- partnerships with leading edge technology vendors – provides the ability to select from a broad range of technology the appropriate solution that best meets the customer’s requirements; and,

- low overhead / outsourced manufacturing model – allows for cost competitive product with minimum investment in manufacturing facilities and equipment.

Intellectual Property

We rely on a combination of trademarks and trade secrets to protect our intellectual property.  We execute confidentiality and non-disclosure agreements with our management and engineering employees and limit access to, and distribution of, our proprietary information.

Trade-Marks

We use the trade-mark "Unity Wireless," which is registered in Canada.  We intend to register the "Unity Wireless" trade-mark in the U.S. and other countries.

Service and Product Warranty

We offer a standard warranty of one year on parts and labor from date of shipment on our radio frequency amplifiers.  In some cases, a warranty period of up to two years may be negotiated.  We will repair units under warranty at our cost and return the units freight prepaid back to the customer.  A repaired unit will be warranted for the remainder of the original warranty period or for one year from the repair date, whichever is longer.

Our warranties specifically exclude all liabilities for "special, incidental, direct, indirect, or consequential damages or expenses whatsoever" arising from the functioning or use of, or inability to use, the warranted products.  No warranties are made in the event that product has been improperly installed, subjected to abuse or negligence, or tampered with.  Consumer protection and other laws may limit our ability to limit our liability or exclude certain types of damages.

Government Regulation

Our power amplifiers are sold as components that form part of larger systems.  The manufacturer or integrator of the systems must test them for compliance with Federal Communications Commission (FCC) standards to avoid radio frequency emissions that could interfere with other radio frequency transmissions or similar regulatory standards in other countries.  We do not test our amplifier products for compliance at the component level.  Nonetheless, if a system in which our amplifiers are included fails to satisfy applicable standards, whether due to emissions from our amplifiers or other causes, sales of our amplifiers would be adversely affected.

Significant Customers

We had sales of $5,020,560 for the year ended December 31, 2004.   Two customers accounted for 68.8% of sales with one representing 49.3% of sales and another representing 19.5% of sales. No other customer accounted for more than 10% of our sales.

Employees

We currently employ 47 people of which 40 are employed on a full-time basis.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus.  This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement.  Certain information is omitted and you should refer to the registration statement and its exhibits.  With respect to references made in this prospectus to any contract or other document of Unity Wireless, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.  You may review a copy of the registration statement at the SEC's public reference room.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our unaudited consolidated audited financial statements and the related notes that appear elsewhere in this registration statement.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page  of this prospectus

Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Results of Operations

Years Ended December 31, 2004 and 2003

Sales

Net sales in 2004 were $5,020,560, an increase of $2,645,432 or 111%, from net sales of $2,375,128 in 2003.  The increase was largely due to greater sales volume of developed products in 2004 over 2003. Revenues for 2003 were comprised mainly of revenue derived from the sale of engineering samples and prototypes.

Cost of Goods Sold and Operating Expenses

Cost of goods sold during 2004 was 4,204,335, an increase of $2,194,691 or 109%, from $2,009,644 in 2003.  The increase of the Cost of goods sold for 2004 corresponds to the 2004 increase in Net Sales. Cost of goods sold includes stock-based compensation expenses of $18,835 in 2004 versus $682 in 2003.

The gross margin for the year ended December 31, 2004 of $816,225 or 16% of net sales represented a slight increase from a gross margin of $365,484 or 15% of net sales for the year ended December 31, 2003.  We anticipate that we will increase our gross margin as sales volumes increase granting the Company addition purchasing power in sourcing its raw components and anticipated lower per unit costs associated with more standardized production of our products

Research and development expenses for the year ended December 31, 2004 were $1,230,409, an increase of $338,579 or 38%, from $891,830 for the year ended December 31, 2003. This increase primarily reflects the change in the number of engineering personnel on staff during the year in 2004 as a greater number of products were in development for new and existing customers than in the previous year. Research and development expenses include stock-based compensation expenses of $38,385 in 2004 versus $30,932 in 2003.

Sales and marketing expenses for the year ended December 31, 2004 were $559,185, an increase of $257,963 or 86%, from $301,222 for the year ended December 31, 2003. The increase primarily reflects increased promotional activities, tradeshow activities and travel expenses to visit new customers and distributors.  Sales and marketing expenses include stock-based compensation expenses of $63,430 in 2004 versus $7,172 in 2003.

Depreciation and amortization expenses for the year ended December 31, 2004 were $72,596, an increase of $12,290 or 20% from $60,306 in 2003. The increase is primarily due to an increase in depreciable assets leased by the Company in 2004.

Exchange (gain) loss for 2004 was $182,550, an increase $157,398 or 626%, from $25,152 for the year ended 2003. The increase was solely due to the fluctuations in the currency exchange rate between the U.S. and Canada.  Our company's revenues are received in U.S. dollars, while a significant portion of expenses are incurred in Canadian dollars.

Interest expenses for 2004 were $79,705, a decrease of 31,332 or 28%, from $111,037 in 2003.  The decrease was the result of less interest bearing loans and convertible debenture, on average, being outstanding in 2004 compared to 2003.

General and administrative expenses for 2004 were $1,680,440, an increase of $589,477 or 54%, from $1,090,963 in 2003.  Net of stock-based compensation expenses, results were actually in-line with expenses in 2003. A net increase of $587,159 in stock-based compensation expenses was mostly due to changes in the Company’s accounting policy of stock-based compensation expenses effected in 2004. General and administrative expenses include stock-based compensation expenses of $685,552 in 2004 versus $98,393 in 2003.

Other Income and Expenses

Accretion of interest and debt settlement expenses for 2004 were $269,163, a decrease of $985,036 or 79% from $1,254,199 in 2003.  The decrease is the result of fewer promissory note or convertible debt settlement transactions in 2004.

Other earnings in 2004 were $14,133, a decrease of $92,704 or 87% from $106,837 in 2003. The 2003 balance was the result of one-time transactions including the settlement with a leasing company resulting from the return of certain leased equipment and a gain on the sale of securities held by the Company that had been written off to a value of $nil in previous years.

Liquidity and Capital Resources

During 2004, our cash position increased due to financings completed in the year. The primary use of cash was for our continued operations, which also included non-cash charges in depreciation expense, stock-based compensation and accretion of interest on convertible loans. As a result of the increase in 2004 revenues and the financings completed throughout 2004, accounts receivable and inventory values increased by 308% and 132% respectively. Accounts payable and accrued liabilities also increased by 57% and partially offsets the gain in accounts receivable and inventory. We have on-going communications with our suppliers and are in various stages of discussion with them regarding extended payment terms for their respective outstanding December 31, 2004 accounts payable balances.

Since our inception, we have been dependent on investment capital as our primary source of liquidity.  We had an accumulated deficit at December 31, 2004 of $21,822,078. During 2004, we incurred a net loss, inclusive of stock-based compensation expense, of $3,318,998, (2003 - loss of $3,007,950).

Our capital requirements are difficult to plan in light of our current strategy to expand our customer base and to develop new products and technologies.  Our operations to date have been primarily financed by sales of our equity securities. As of December 31, 2004, we had working capital of $111,951.  We do not expect positive cash flow from operations in the near term.  Our operations presently are generating negative cash flow, and we do not expect positive cash flow from operations in the near term.  We need to secure additional working capital in the short-term in order to sustain our operations and execute our business plan.  Any inability to obtain sufficient capital to sustain our existing operations, to meet commitments or to fund our obligations under our existing sales orders may require us to delay delivery of products, to default on one or more agreements, or to significantly reduce or eliminate sales and marketing, research and development or administrative functions.  The occurrence of any of these, or our inability to raise adequate capital, may have a material adverse effect on our business, financial condition and results of operations.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for 2004, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.  Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders.

Other than commitments under existing premises leases for an aggregate of $385,000 through 2009 and capital leases of $312,546  through 2007, we have no material commitments outstanding at December 31, 2004.

We had no material investing activities in 2004.

Inflation/Seasonal Aspects

We do not believe that inflation, had a significant impact on our consolidated results of operations or financial condition.  There are no seasonal aspects material to the Company’s business.

Application of Critical Accounting Policies

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies.  We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Our consolidated financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of operations. The continuation as a going concern for the foreseeable future is dependent upon the identification and successful completion of additional debt or equity financing or the generation of positive cash flows from operating activities. Our ability to raise financing is, in part, based on market conditions that are outside of our control. If we are not able to continue as a going concern, we would likely not be able to realize on our assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the consolidated financial statements. Based on the carrying value of assets at December 31, 2004, the inability to continue as a going concern would require liquidation of assets not in the normal course that would primarily impact inventory, equipment and goodwill's recoverable amounts.

Inventory is carried at the lower of cost, determined on an average cost method, and market.  Market is considered to be replacement cost for raw materials and net realizable value for work in progress and finished goods.  The cost of work in progress and finished goods includes the cost of raw material, direct labor, and an appropriate allocation of related overhead.  We provide an allowance that we consider to be reasonable for its non-moving or slow moving inventory items and for items with expected future realizable value lower than cost.  Changes in customer demands and requirements in the short term could reduce product demand and prices having a material impact on future realizable value of inventory.

Equipment is recorded at cost less accumulated depreciation.  We review these assets for impairments when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  As actual future net cash flows are uncertain, the estimation process requires us to make reasonable assumptions about future economic trends and events.  These trends and events are substantially outside of our control.  To the extent that the expected future cash flows generated by the asset are reduced, we may be required to record an impairment charge against the carrying value of the equipment.

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable assets acquired, less liabilities assumed, based on their fair values.  Goodwill is allocated as of the date of the business combination to our reporting units that are expected to benefit from the synergies of the business combination.  Goodwill is not amortized and is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the goodwill might be impaired.  The impairment test is carried out in two steps.  In the first step, the carrying amount of the reporting unit is compared with its fair value.  When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of impairment test is unnecessary.  The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any.  The implied fair value of the reporting unit's goodwill is determined in the same manner as the value of goodwill is determined in a business combination described in the preceding paragraph, using the fair value of the reporting unit as if it was the purchase price.  When the carrying amount of a reporting unit exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the earnings statement before extraordinary items and discontinued operations.  We consider ourselves to operate as a single reporting unit.  Fair value of the reporting unit is measured by reference to such factors as estimated future cash flows and the market value of our common shares.  Changes in these factors could impact future impairment conclusions.

On an ongoing basis, we record our best estimate of our warranty obligations related to products sold.  A liability for estimated warranty expense is established by a charge against costs of goods sold at the time revenue is recognized as the products are sold.  These estimates are made after the consideration of contractual warranty obligations and historical experience.  The subsequent actual costs incurred for warranty claims serve to reduce the product warranty liability that we have estimated.  Unforeseen events, including increased technological difficulties with products, could occur that have not been anticipated in estimating the warranty provision.  Additional costs or estimates will be recognized as determinable.

We recognize revenue when criteria specified in generally accepted accounting principles have been met.  Specifically, revenue from products is recognized once a sale arrangement exists, delivery has occurred, the revenue is determinable and collectability is reasonably assured, which is upon the later of shipment or when title passes to the customer depending on the contractual terms.  We do not enter into sales arrangements having post contract customer support or rights of return.  We record deferred revenue when cash is received in advance of the revenue recognition criteria (discussed above) being net.  Although we have no current intention of doing so, changes in our business model could impact the timing of recognition in our consolidated financial statements.

DESCRIPTION OF PROPERTY

Our executive and head offices are located at 7438 Fraser Park Drive, Burnaby, British Columbia, V5J 5B9.  The offices are approximately 11,000 square feet in size and are leased on a six (6) year basis, expiring June 30, 2009, at a monthly rent of approximately $7,000 (CDN$8,500) excluding property taxes, maintenance and utilities.

We also have a customer support office in China located at M-9 Building, 6TH Floor, Maqueling Industry Zone, Nanshan District, Shenzhen, China.  We rent this office on a month-to-month basis for $500 plus operating expenses per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

In August 2003 we entered into a consulting agreement with Myer Bentob. Under the agreement, Mr. Bentob agreed, among other things, to assist the Company’s sales and marketing efforts. The Company agreed to nominate him to be a director and Executive Vice Chairman, and to pay a fee to an entity controlled by Mr. Bentob equal to CDN $84,000 per year, plus commission at a maximum rate of 1.8% of amounts collected by the Company from specified clients. The agreement also contains a non-compete provision that continues for six months after termination, and confidentiality requirements. This agreement was terminated January 14, 2005 upon Mr. Bentob’s resignation as a director and Executive Chairman of the Company.

In August 2003, the Company in a private placement issued to Mr. Bentob 833,333 shares of common stock for US $108,333, together with warrants to purchase 416,667 shares at US $0.26 per share. In March 2004, Mr. Bentob further subscribed for 1,016,105 shares of common stock for US$152,415.75 together with warrants to purchase 508,053 shares at US$0.30.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In the United States, our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "UTYW."  Between February 6, 1999 and August 17, 2000, our common stock traded under the symbol "ZSON."  Before February 6, 1999, our common stock traded under the symbol "MMIM."  The following quotations obtained from Yahoo Finance reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board (1)			TSX Venture Exchange (2) (CDN$)
Quarter Ended	High	Low	Quarter Ended	High	Low
December 31, 2004	$0.25	$0.19	December 31, 2004	-	-
September 30, 2004	$0.26	$0.17	September 30, 2004	-	-
June 30, 2004	$0.40	$0.30	June 30, 2004	-	-
March 31, 2004	$0.54	$0.27	March 31, 2004	-	-
December 31, 2003	$0.30	$0.16	December 31, 2003	-	-
September 30, 2003	$0.23	$0.10	September 30, 2003	-	-
June 30, 2003	$0.14	$0.05	June 30, 2003	$0.17	$0.06
March 31, 2003	$0.19	$0.09	March 31, 2003	$0.26	$0.11

(1)

Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

(2)

Our common stock began trading on the TSX Venture Exchange (formerly the Canadian Venture Exchange) on December 24, 2001 and stopped trading on June 6, 2003 when the Corporation voluntarily de-listed from the exchange.

Our common shares are issued in registered form.  Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 (Telephone: (604) 661-9400; Facsimile: (604) 661-9401) is the registrar and transfer agent for our common shares.

On March 1, 2005, the shareholders' list of our common shares showed 233 registered shareholders and 80,522,278 shares outstanding.

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future.  We are restricted from declaring dividends on our common shares pursuant to a Convertible Note and Warrant Purchase Agreement (“Agreement”) dated February 11, 2005 by and between the Company and each of the entities or persons listed on Exhibit A-1 attached thereto. A copy of the Agreement can be found on Form 8-K, exhibit 4-1, filed on February 14, 2005.

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future.  Our intention is to retain future earnings for use in our operations and the expansion of our business. In any event, we have agreed not to pay dividends so long as any of our convertible notes issued in August 2004 are outstanding.

Equity Compensation Plan Information

Our current stock option plan, entitled the 1999 Stock Option Plan, was adopted by our directors on December 6, 1999 and approved by our shareholders on July 5, 2000.  The following table provides a summary of the number of options granted under our stock option plan, the weighted average exercise price and the number of options remaining available for issuance all as at December 31, 2004.

Number of Common Shares to be issued upon exercise of outstanding options (a)	Weighted-Average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
6,752,500	$0.26	9,290,289(1)

(1)

On July 5, 2000, our shareholders approved a change in the maximum number of options issuable under the plan to 20% of the number of common shares outstanding.  As at December 31, 2004, the maximum number was 16,042,789.  For further information on our stock option plan, refer to footnote 10 of the audited consolidated financial statements included with this prospectus.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by the Company for services to it during the three fiscal years ended December 31, 2004 to the Company's Chief Executive Officer. No other executive officer received an aggregate annual salary and bonus that exceeded $100,000

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Annual Compen- sation (US$) (1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts (US$)	All Other Compen- sation
Ilan Kenig Chief Executive Officer (2)	2004 2003 2002	$84,530(2) $72,000(2) $74,943(2)	Nil Nil Nil	Nil Nil Nil	350,000(2) 800,000(2) 575,000(2)	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)  The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)  Mr. Kenig was appointed as our Chief Executive Officer on October 31, 2002 and as our President on April 1, 2002.  Mr. Kenig was appointed as VP Business Development in November, 2001.  Our company did not have a Chief Executive Officer between April 1, 2002 and October 30, 2002.  Compensation in 2004 consisted of $84,530 for serving a full year as our Chief Executive Officer and President.  Compensation in 2003 consisted of $72,000 for serving a full year as our Chief Executive Officer and President.  Compensation in 2002 consisted of $35,943 for serving as our Chief Executive Officer and permanent President and $39,000 for serving as our VP Business Development and interim President.  Compensation in 2001 consisted of $6,500 for serving as our VP Business Development.  On March 22, 2004, Mr. Kenig received options to acquire 100,000 shares of common stock and on April 2, 2004 Mr. Kenig received options to acquire a further 250,000 shares of common stock. On September 15, 2003 Mr. Kenig received 800,000 options as partial compensation for serving as our Chief Executive Officer and President.   Mr. Kenig received 75,000 options on August 23, 2002 for serving as a director of our company and 500,000 options on September 27, 2002 as partial compensation for serving as our Chief Executive Officer.  On December 11, 2001, Mr. Kenig received 100,000 options for serving as our VP Business Development.

The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted to them during the year ended December 31, 2004.  We have never issued stock appreciation rights.  We grant options that generally vest quarterly over three years at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board on the date of grant.  The term of each option granted is generally five years from the date of grant.  Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)	Expiration Date
Ilan Kenig Chief Executive Officer(2)	100,000(3) 250,000	13.7%	$0.70 $0.35	March 22, 2009 April 2, 2005

(1)  The denominator (2,560,000) is the total numbers of options awarded during the year.

(2) Mr. Kenig was appointed as our Chief Executive Officer on October 31, 2002 and as our President on April 1, 2002.

(3) Ilan Kenig received 100,000 options on March 22, 2004 exercisable at $0.70 per share and vest over three years. Ilan Kenig also received 250,000 options on April 2, 2004 exercisable at $0.35 per share, vesting immediately.

The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2004.  The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2004 ($0.21 per share) and the exercise price of the individual's options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-the -Money Options/SARs at FY- end ($) Exerciseable / Unexerciseable(1)
			Exerciseable	Unexerciseable	Exerciseable	Unexerciseable
Ilan Kenig(2)	Nil	Nil	1,522,917	302,083	$75,000	$12,000

(1) The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 30, 2004 ($0.21 per share on OTC Bulletin Board) and the exercise price of the individual's options.

(2) Mr. Kenig was appointed as our Chief Executive Officer on October 31, 2002 and as our President on April 1, 2002.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

There are no employment agreements between us or any of our subsidiaries and any of our Named Executive Officers.

Our company has no plans or arrangements in respect of remuneration received or that may be received by any Named Executive Officers of our company to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $100,000 per Named Executive Officer.

COMPENSATION OF DIRECTORS

Our directors receive $1,000 per board meeting and $500 per committee meeting.  Directors are entitled to reimbursement of expenses incurred in attending meetings.  In addition, our directors are entitled to participate in our stock option plan.  Members of our board of directors receive initial grants of options upon appointment as follows:

Chairman	200,000 options
Director (other than Chairman)	75,000 options
Compensation Committee	5,000 options
Audit Committee	5,000 options

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

During the year ended December 31, 1998, we established a stock option plan pursuant to which 3,000,000 common shares were reserved for issuance.  This plan was replaced when, on December 6, 1999, we adopted a new stock option plan (the 1999 Stock Option Plan) pursuant to which 5,000,000 common shares were reserved for issuance.  On July 5, 2000, the stockholders approved this plan including a change in the maximum number of options issuable under this plan to 20% of the number of common shares outstanding including shares of common stock issuable under the plan.  As of December 31, 2004, this maximum number was 16,042,789.  All outstanding options will be subject to the provisions of the new plan.

Where options issued after January 18, 2001 have an exercise price in a currency that is not either the (a) functional currency of our company or (b) the currency in which the employee is paid, the options are to be accounted for as variable plan options and compensation expense will be recorded equal to changes in the market value of the underlying common shares at each reporting period.

Stock options become exercisable at dates determined by our board of directors at the time of granting the option and generally have initial terms of five years.

The fair value of each option granted in the years ended December 31, 2004 and 2003 was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 175% (2003 - 159%) based on weekly stock price; risk-free interest rate of 3.25% (2003 - 3.25%) and expected lives between one to five years.  The weighted-average fair value of options granted during the years ended December 31, 2004 and 2003 was $0.45 and $0.15 respectively.

#

Consolidated Financial Statements

(Expressed in United States dollars)

UNITY  WIRELESS  CORPORATION

(Prepared in accordance with United States
generally accepted accounting principles)

Years ended December 31, 2004 and 2003

#

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors of
Unity Wireless Corporation

We have audited the accompanying consolidated balance sheets of Unity Wireless Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Corporation’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unity Wireless Corporation as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern.  As discussed in note 2 to the financial statements, the Corporation has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 3(p) to the Financial Statements, the Corporation changed its method of accounting for stock-based compensation.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada

March 2, 2005

#

UNITY WIRELESS CORPORATION

Consolidated Balance Sheets

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2004 and 2003

	2004	2003

Assets
Current assets:
Cash and cash equivalents	$209,546	$58,057
Restricted cash	-	95,210
Accounts receivable (less allowance for doubtful accounts of nil (2003 - $11,503)	794,467	194,657
Inventory (note 4)	833,390	359,448
Prepaid expenses and deposits	50,618	50,134
	1,888,021	757,506

Equipment, net (note 5)	547,698	155,364
Patents	1,418	4,254
Goodwill	741,596	741,596

	$3,178,733	$1,658,720

Liabilities and Stockholders' Equity
Current liabilities:
Bank indebtedness	$-	$112,561
Accounts payable and accrued liabilities (note 6)	1,505,012	957,221
Capital Lease Obligations (note 7)	97,208
Loans payable (note 8)	47,583	25,119
Convertible Debenture (note 9(b))	85,600	-
Product warranty (note 14(b))	40,667	38,084
	1,776,070	1,132,985

Capital lease obligations (note 7)	215,338	-
Convertible debenture (note 9(a))	576,504	-
	2,567,912	1,132,985
Stockholders' equity:
Common stock, $0.001 par value 150,000,000 authorized, 80,213,945 (2003 - 63,578,953) issued and outstanding	80,214	63,579
Additional paid-in capital	22,315,576	18,831,807
Accumulated deficit	(21,822,078)	(18,503,080)
Accumulated other comprehensive income:
Cumulative translation adjustments	37,109	133,429
	610,821	525,735

	$3,178,733	$1,658,720

Future operations (note 2)

Commitments (note 11)

Contingent liabilities (note 14)

Related party transactions (note 16)

Subsequent event (note 17)

See accompanying notes to consolidated financial statements.

Approved on behalf of the Board:

/s/ Ilan Kenig	Director	/s/ Ken Maddison	Director

#

UNITY WIRELESS CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2004 and 2003

	2004	2003

Net sales	$5,020,560	$2,375,128
Cost of goods sold (includes stock-based compensation of $18,835 in 2004 and $682 in 2003 and excludes depreciation shown separately below)	4,204,335	2,009,644
	816,225	365,484

Expenses:
Research and development (includes stock-based compensation of $38,385 in 2004 and $30,392 in 2003	1,230,409	891,830
Government grant (note 14)	-	(254,438)
Royalty payments for government grant (note 14)	75,308	-
Sales and marketing (includes stock-based compensation of $63,430 in 2004 and $7,172 in 2003)	559,185	301,222
Depreciation and amortization	72,596	60,306
Exchange loss	182,550	25,152
Interest expense, excluding accretion of interest and debt settlement	79,705	111,037
General and administrative (includes stock-based compensation of $685,552 in 2004 and $98,393 in 2003)	1,680,440	1,090,963
	3,880,193	2,226,072

Operating loss for the year	(3,063,968)	(1,860,588)

Accretion of interest and debt settlement (notes 8 and 9)	(269,163)	(1,254,199)

Other earnings	14,133	106,837

Loss for the year	$(3,318,998)	$(3,007,950)

Comprehensive loss:
Loss for the year	$(3,318,998)	$(3,007,950)
Currency translation adjustment	(96,320)	16,602

Comprehensive loss	$(3,415,318))	$(2,991,348)

Basic and diluted loss per common share (note 10(a)):	$(0.04)	$(0.07)

See accompanying notes to consolidated financial statements.

#

UNITY WIRELESS CORPORATION

Consolidated Statements of Stockholders’ Equity

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

	Common Stock	Common stock issues and outstanding	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss) income	Total stockholders' equity

Balance December 31, 2002	35,016,894	$ 35,017	$ 15,811,919	$ (15,495,130)	$ 116,827	$ 468,633

Issued for cash on exercise of options and warrants	11,867,782	11,868	889,761	-	-	901,629
Issued pursuant to private placement	833,333	833	107,500	-	-	108,333
Issued on settlement of accounts payable	3,681,605	3,682	438,656	-	-	442,338
Issued on conversion of convertible debenture	10,372,673	10,373	614,141	-	-	624,514
Issued on conversion of promissory note (note 8)	1,806,666	1,806	873,525	-	-	875,331
Compensation expense of options and warrants	-	-	137,179	-	-	137,179
Share issue costs	-	-	(40,874)		-	(40,874)
Loss for the year	-	-	-	(3,007,950)	-	(3,007,950)
Currency translation adjustment	-	-	-	-	16,602	16,602
Comprehensive loss	-	-	-	-		(2,991,348)

Balance December 31, 2003	63,578,953	$ 63,579	$ 18,831,807	$ (18,503,080)	$ 133,429	$ 525,735

Issued on exercise of options and warrants	14,601,060	14,601	1,739,641	-	-	1,754,242
Issued pursuant to private placement	1,016,105	1,016	188,793	-	-	189,809
Issued on settlement of accounts payable	437,827	438	90,057	-	-	90,495
Issued on conversion of convertible debenture (note 9)	580,000	580	113,820	-	-	114,400
Compensation expense of options and warrants	-	-	806,202	-	-	806,202
Beneficial conversion option on convertible debenture (note 9)	-	-	805,266			805,266
Share issue costs	-	-	(260,010)		-	(260,010)
Loss for the year	-	-	-	(3,318,998)	-	(3,318,998)
Currency translation adjustment	-	-	-	-	(96,320)	(96,320)
Comprehensive loss	-	-	-	-	-	(3,415,318)

Balance December 31, 2004	80,213,945	$ 80,214	$ 22,315,576	$ (21,822,078)	$ 37,109	$ 610,821

See accompanying notes to consolidated financial statements.

#

UNITY WIRELESS CORPORATION

Consolidated Statements of Cash Flows

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2004 and 2003

	2004	2003

Operations:
Loss for the year	$(3,318,998)	$(3,007,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-down	55,762	382,030
Accretion of interest and debt settlement	269,163	1,254,199
Depreciation and amortization	72,596	60,306
Stock-based compensation	806,202	137,179
Changes in non-cash working capital relating to operations:
Accounts receivable and government grant receivables	(554,242)	110,906
Inventory	(480,522)	(199,758)
Prepaid expenses	2,755	(3,056)
Accounts payable and accrued liabilities	546,726	(60,715)
	(2,600,559)	(1,326,859)

Investments:
Acquisition of equipment	(139,231)	(2,298)
Disposition of equipment	-	2,581
Restricted cash	96,057	9,968
	(43,174)	10,251

Financing:
Bank indebtedness	(113,563)	(8,618)
Loans payable	119,616	(95,913)
Capital lease obligation	(10,317)	-
Convertible debenture	1,250,000	-
Cash proceeds on issuance of common shares	1,906,659	1,009,962
Share issue costs	(260,010)	(1,880)
	2,892,385	903,551

Effect of foreign exchange rate changes on cash and cash equivalents	(97,163)	135,296

Increase (decrease) in cash and cash equivalents	151,489	(277,761)

Cash and cash equivalents, beginning of year	58,057	335,818

Cash and cash equivalents, end of year	$209,546	$58,057

Supplementary information (note 15)

See accompanying notes to consolidated financial statements.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

1.

Nature of business:

Unity Wireless Corporation (the “Corporation”) was incorporated in Delaware on October 1, 1998 under the name Sonic Systems Corporation (“Sonic Delaware”).  Sonic Delaware changed its name to Unity Wireless Corporation on July 17, 2000.  The Corporation is a designer, developer and manufacturer of wireless technologies and produces high power linear radio frequency (RF) amplifiers.  High power linear RF amplifiers are used in both mobile and fixed wireless voice, Internet and data base station and repeater networks and support Cellular, PCS (Personal Communications Services), Paging and WLL (Wireless Local Loop) frequencies.

2.

Future operations:

During the year, the Corporation incurred a loss, inclusive of stock-based compensation, of $3,318,998 (2003 - $3,007,950) and used cash in operations of $2,600,559 (2003 - $1,326,859).

These financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business.  Operations to date have been primarily financed by long-term debt and equity transactions.  At December 31, 2004, the Corporation will require additional financing to continue to operate at current levels throughout 2005.  Accordingly, the Corporation’s future operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations.  There can be no assurances that the Corporation will be successful.  If it is not, the Corporation will be required to reduce operations or liquidate assets.  The Corporation will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements.  The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Corporation be unable to continue as a going concern.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

3.

Significant accounting policies:

(a)

Principles of consolidation:

The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary, Unity Wireless Systems Corp. (“Unity Systems”).  All significant intercompany accounts and transactions have been eliminated.

(b)

Use of estimates:

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, particularly the recoverability of inventory, equipment and goodwill, and liabilities (particularly product warranty) and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

(c)

Financial instruments:

(i)

Fair values:

At December 31, 2004, the Corporation has the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, and loans payable.  The carrying value of these financial instruments is considered to approximate fair value based on their short-term nature.  Based on borrowing rates currently available to the corporation, the carrying value of the obligations under capital lease approximate their fair values.

The Corporation accounts for its derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and for Hedging Activities”.  This statement requires the Corporation to recognize derivatives on its balance sheet at fair value.  The gains or losses resulting from changes in the fair value of derivative instruments will either be recognized in current earnings or in other comprehensive income, depending on the use of the derivative and whether the hedging instrument is effective or ineffective when hedging changes in fair value.  For a derivative not designated as a hedging instrument, the gain or loss is recognized in earnings in the period of change of value.  The Corporation did not hold any derivative instruments and was not involved in any hedging activities at December 31, 2004 or 2003.

(ii)

Concentrations of credit risk:

Financial instruments that potentially subject the Corporation to concentrations of credit risk are primarily accounts receivable.  The Corporation maintains a reserve for potential credit losses based on a risk assessment of its customers.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

3.

Significant accounting policies (continued):

 (d)

Cash and cash equivalents:

Cash equivalents include short-term deposits, which are all highly liquid securities with a term to maturity of three months or less when acquired.  Short-term deposits are valued at cost.

(e)

Inventory:

Inventory is carried at the lower of cost, determined on an average cost method, and market.  Market is considered to be replacement cost for raw materials and net realizable value for finished goods.  The cost of finished goods includes the cost of raw material, direct labour, and an appropriate allocation of related overhead.

 (f)

Equipment:

Equipment is stated at cost.  Depreciation is computed on a declining balance basis over the estimated useful lives of the assets as follows:

Asset	Rate

Computer equipment and software	30%
Furniture and fixtures	20%
Production and R&D equipment	20%

Leasehold improvements are stated at cost and depreciated over the term of the lease on a straight-line basis.

(g)

Patents:

Consideration paid for acquiring patents is amortized on a straight-line basis over three years commencing with the date the patents are granted.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

3.

Significant accounting policies (continued):

 (h)

Goodwill:

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable assets acquired, less liabilities assumed, based on their fair values.  Goodwill is allocated as of the date of the business combination to the Corporation’s reporting units that are expected to benefit from the synergies of the business combination.

Goodwill is not amortized, but is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the goodwill might be impaired.  The impairment test is carried out in two steps.  In the first step, the carrying amount of the reporting unit is compared with its fair value.  When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of impairment test is unnecessary.  The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any.  The implied fair value of the reporting unit’s goodwill is determined in the same manner as the value of goodwill is determined in a business combination described in the preceding paragraph, using the fair value of the reporting unit as if it was the purchase price.  When the carrying amount of a reporting unit exceeds the implied fair value of its goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of operations before extraordinary items and discontinued operations.

(i)

Impairment of long-lived assets:

Long-lived assets, such as equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

3.

Significant accounting policies (continued):

 (j)

Income taxes:

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

(k)

Advertising costs:

Advertising costs are expensed as incurred.

(l)

Foreign currency translation:

The Corporation’s functional or primary operating currency is the Canadian dollar while the reporting currency in the consolidated financial statements is the United States dollar.  The Corporation’s financial statements are prepared in Canadian dollars before translation to the US dollar reporting currency.  The Corporation translates transactions in currencies other than the Canadian dollar into Canadian dollar amounts at the exchange rate in effect on the transaction date.  Monetary assets and liabilities denominated in a currency other than the Canadian dollar are translated at the exchange rate in effect at the balance sheet date.  The resulting exchange gains and losses are recognized in earnings.

Amounts reported in Canadian dollars have been translated into US dollars as follows:  assets and liabilities are translated into US dollars at the rate of exchange in effect at the balance sheet date and revenue and expense items are translated at the average rates for the period.  Unrealized gains and losses resulting from the translation to the reporting currency are accumulated in cumulative translation adjustments, a separate component of stockholders’ equity.

(m)

Revenue recognition:

Revenue from products is recognized once a sale arrangement exists, delivery has occurred, the revenue is determinable and collectibility is reasonably assured, which is upon the later of shipment or when title passes to the customer depending on the contractual terms.  The Corporation does not enter into sales arrangements having post contract customer support or rights of return.  The Corporation records deferred revenue when cash is received in advance of the revenue recognition criteria being met.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

3.

Significant accounting policies (continued):

 (n)

Product warranty:

A liability for estimated warranty expense is established by a charge against cost of goods sold at the time revenue is recognized as products are sold.  The subsequent costs incurred for warranty claims serve to reduce the product warranty liability.  The actual warranty costs the Corporation will ultimately pay could differ materially from this estimate (note 14(b)).

(o)

Research and development:

Research and development costs are expensed as incurred.

(p)

Stock option plan:

On January 1, 2004, the Corporation adopted FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, using the modified prospective method.  Under the modified prospective method of adoption selected by the Corporation, the employee and non-employee stock-based compensation expense recognized in the year ended December 31, 2004 is the same as that which would have been recognized for the same period had the recognition provision of SFAS No. 123, Accounting for Stock-based Compensation, been applied from its original effective date.  Results for prior periods have not been restated.

Previously, the Corporation applied the intrinsic value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations including FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25”, to account for its employee plan stock option grants.  Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

3.

Significant accounting policies (continued):

(p)

Stock option plan (continued):

Had compensation cost been retroactively determined based on the fair value at the grant dates for those options issued to employees and consultants, consistent with the method described in SFAS No. 123, the Corporation’s loss and loss per common share would have been increased to the pro forma amounts indicated below.

2003

Loss for the year, as reported	$(3,007,950)

Employee stock-based compensation expense recognized	75,113

Less: Additional stock-based employee compensation expense determined under fair value based method for all awards	(405,013)

Pro forma loss	$(3,337,850)

Basic and diluted loss per common shares, net as reported	$(0.07)
Pro forma	(0.08)

The fair value of each option granted in 2004 and 2003 was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:  no dividend yield; volatility of 175% (2003 - 159%) based on weekly stock price; risk-free interest rate of 3.25% (2003 – 3.25%) and expected lives between one to five years.

The weighted-average fair value of options granted during 2004 and 2003 was $0.45 and $0.15 respectively.

 (q)

Loss per common share:

The basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for that period.  Escrow shares with time-based vesting which are not contingently returnable are included in the basic loss per share computation.  Diluted loss per share is computed using the treasury stock method, giving effect to all dilutive potential common shares that were outstanding during the period except to the extent where anti-dilutive.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

3.

Significant accounting policies (continued):

 (r)

Government assistance:

Government assistance consists of government grants.  Government grants are received for specific research and development projects approved by the agency. The Corporation follows the cost reduction method of accounting for government assistance, whereby the benefit of the assistance is recognized as a reduction in the cost of the related asset or credited against the expenses incurred in the statement of operations, as determined by the terms and conditions of the agreement under which the assistance is provided to the Corporation and the nature of the costs incurred.  Government assistance is recognized when receipt of the assistance is reasonably assured.  Reasonable assurance is based on the Corporation’s past experience with claims and collections.  Certain government assistance has a contingent liability for repayment.  The liability to repay government assistance is recognized in the period in which conditions arise that will cause government assistance to be repayable.

(s)

Comprehensive loss:

Comprehensive loss measures all changes in stockholders' equity from transactions and other events and circumstances from non-owner sources.  For the periods presented, other comprehensive loss  comprises only foreign currency translation.

(t)

Comparative figures:

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

 (u)

Related party transactions:

Related party transactions in the normal course of operations are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

(v)

Recent pronouncements:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued revised Statement of Financial Accounting Standards No. 123 entitled “Share-Based Payment” (“FAS No. 123R”).  This revised statement addresses accounting for stock-based compensation and results in the fair value of all stock-based compensation arrangements, including options, being recognized as an expense in a company’s financial statements as opposed to supplemental disclosure in the notes to financial statements.  The revised Statement eliminates the ability to account for stock-based compensation transactions using APB Opinion No. 25. FAS No. 123R is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  Although, the Corporation does not expect the adoption of FAS No. 123R to have a material effect on its consolidated financial statements as the Corporation presently expenses stock-based compensation to employees by the fair value method (note 3(p)), it has not completed its analysis of the implications of this standard.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

3.

Significant accounting policies (continued):

(v)

Recent pronouncements (continued):

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 151 entitled  “Inventory Costs – an amendment of ARB No. 43, Chapter 4” (“FAS No. 151”).  This statement amends the guidance in ARB No. 43 to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage.  FAS No. 151 requires that these items be recognized as current period charges.  The Corporation has adopted FAS No. 151 in 2004, which had no effect on the consolidated financial statements.

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity.  The Company was required to adopt FIN 46R in 2004.  As the Corporation has not identified any variable interests it has in variable interest entities, there was no impact of FIN 46R on these consolidated financial statements.

In May 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“FAS”) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS No. 150”), which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  FAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.  The Corporation has adopted FAS No. 150, which had no effect on the consolidated financial statements.

4.

Inventory:

	2004	2003

Raw materials	$828,162	$345,172
Finished goods	5,228	14,276

	$833,390	$359,448

During the year, the Corporation recorded a write-down of inventory of $55,762 (2003 - $382,030).  The write-down of inventory was due to management’s assessment of the net realizable value of current inventory balances.  The write-down has been included in cost of goods sold.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

5.

Equipment:

Equipment consists of the following:

		2004		2003
	Cost	Accumulated depreciation	Cost	Accumulated depreciation

Computer equipment	$170,898	$121,634	$148,019	$101,653
Computer software	80,515	62,568	80,515	53,679
Furniture and fixtures	53,442	28,387	49,537	22,456
Leasehold improvements	48,606	28,593	31,926	18,719
Production and R&D equipment	518,034	82,615	99,405	57,531

	$871,495	$323,797	$409,402	$254,038

Net book value	$547,698		$155,364

6.

Accounts payable and accrued liabilities:

	2004	2003

Trade accounts payable	$1,167,551	$788,298
Accrued liabilities	337,461	168,923

	$1,505,012	$957,221

7.

Obligations under capital leases:

The corporation leases R&D and Production equipment under capital leases expiring at various dates to 2007.  As at December 31, 2004, future minimum lease payments under capital leases are as follows:

2004
2005	$123,804
2006	123,804
2007	113,487
361,095

Amount representing interest	48,549
312,546

Current portion	97,208

215,338

Interest rates on the capital leases average approximately 10%.  Interest expense for the year ended December 31, 2004 is $nil.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

8.

Loans payable:

	2004	2003

Promissory notes	$47,583	$25,119

As at December 31, 2004, the Corporation was indebted to a former director for an aggregate of $47,583 by way of a promissory note at an interest rate of nil. The promissory note is repayable on demand.

On November 11, 2003, the Corporation settled a promissory note of $100,000, plus accrued interest of $8,398, with the issuance of 1,806,666 common shares and 1,666,666 share purchase warrants.  Each share purchase warrant entitles the holder to purchase one common share for $0.10 per share.  Based on the fair value of the shares and warrants issued on the debt settlement, a loss on settlement of debt of $766,933 was recognized.

9.

Convertible debenture:

(a) During August 2004, the Corporation realized gross cash proceeds of $1,250,000 from the issuance of 8% redeemable convertible notes of the Corporation plus 3,750,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The agreement was signed on August 31, 2004 and the notes are to mature on August 31, 2006.  The notes are convertible at the option of the holder or automatically convert into common stock, subject to volume limitations, if the closing price of the common stock during a designated period is not less than $0.30. The conversion price of the notes is $0.20 per share of common stock.  Interest on these notes is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time.

Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.20 on or before August 31, 2009, on which date the warrants will expire.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

9.

Convertible debenture (continued):

 (a)

Continued:

For accounting purposes, the Corporation calculated the fair value of warrants issued with the convertible debenture using the Black-Scholes option pricing model and the intrinsic value of the beneficial conversion feature, which aggregated $705,266.  The intrinsic value of the beneficial conversion option is the amount by which the fair value of the underlying common shares at the date of the agreement exceeded the fair value of shares issuable based on the carrying value of the debenture, after reducing such carrying value for the fair value of the warrants.  These assigned values were recorded as a reduction to the amount initially assigned to the notes and as additional paid-in capital.  The remaining balance of $544,734 was recorded as a long-term liability.  The carrying value of the liability is being accreted to the redemption value of the notes over the period from August 31, 2004 to the initial maturity date of August 31, 2006 by the interest yield method.

During the year ended December 31, 2004, accretion of $131,770 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability.  Also during the year, $100,000 of these debentures converted into 500,000 common shares.

(b) During August 2004, the Corporation amended a note payable that was entered into during the first quarter of 2004 for gross cash proceeds of $100,000 and an annual interest rate of 12%.  As a result of the amendment, the note agreement allowed for the conversion of the notes into common stock of the Corporation and 555,555 share purchase warrants were issued based on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The agreement was signed on August 5, 2004 and the notes are due on demand.  The notes are convertible at the option of the holder based on a conversion price of $0.18 per share of common stock.  Interest on these notes is payable quarterly.  At the option of the Corporation, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation’s common stock.

Each warrant entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.23 on or before August 31, 2006, on which date the warrants will expire.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

9.

Convertible debenture (continued):

 (b)

Continued:

For accounting purposes, the Corporation calculated the fair value of the warrants issued using the Black-Scholes option pricing model and the intrinsic value of the beneficial conversion feature, which aggregated to $99,999.  These assigned values were recorded by a reduction to the amount as initially assigned to the notes and as additional paid-in capital.  The intrinsic value of the beneficial conversion option is the amount by which the fair value of the underlying common shares at the date of the agreement exceeded the fair value of shares issuable based on the carrying value of the debenture after reducing such carrying value for the fair value of the warrants.  A nominal value of $1 was recorded as a current liability.  As the note was repayable on demand, and immediately convertible, the carrying value of the liability was fully accreted to the redemption value of the notes on issuance in 2004.

During the period ended December 31, 2004, accretion of $99,999 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability.  Also during the year, $14,400 of this note converted into 80,000 common shares.

(c)

During November and December 2002, the Corporation realized gross cash proceeds of $605,435, from the issuance of 10% redeemable convertible notes of the Corporation plus 6,375,483 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The debenture was convertible at the option of the holder.  The agreements were signed on November 20, 2002 and December 20, 2002 and the notes were to mature on March 15, 2004.  Interest on these debentures was payable when the debentures were fully converted or redeemed.  At the option of the Corporation, the Corporation may make quarterly interest payments and redeem the notes in cash or in shares of the Corporation’s common stock.  The conversion price of the debentures was $0.09 per share and, was subsequently repriced to $0.06 during 2003.

Each warrant entitled the holder to purchase one of the Corporation’s common shares and was exercisable at a price of $0.09 on or before March 15, 2004, on which date the warrants will expire.  These warrants were subsequently repriced to $0.05 during 2003.

During the year ended December 31, 2003, accretion of $487,266 was recorded as a charge to the statement of operations, and an increase in the carrying value of the liability.

Also during the year ended December 31, 2003, all of the debentures were converted into 10,372,673 common shares.  On conversion of these debentures, the carrying value of the liability was reclassified to common stock and additional paid-in capital.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

10.

Common stock:

 Authorized share capital:

150,000,000 common stock at par value of $0.001 per share

5,000,000 preferred stock at par value of $0.001 per share

(a)

Loss per share:

The following table sets forth the computation of basic and diluted loss per share:

	2004	2003

Numerator:
Loss for the period	$(3,318,998)	$(3,007,950)

Denominator:
Weighted average number of:
Common shares outstanding	75,144,825	42,650,874

Basic and diluted loss per common share	$(0.04)	$(0.07)

For the years ended December 31, 2004 and 2003, all of the Corporation’s common shares issuable upon the exercise of stock options, warrants and convertible debentures were excluded from the determination of diluted loss per share as their effect would be anti-dilutive.

During the year ended December 31, 1998, the Corporation established a stock option plan pursuant to which 3,000,000 common shares were reserved for issuance.  This plan was replaced on December 6, 1999, by a new stock option plan (“1999 Plan”) pursuant to which 5,000,000 common shares were reserved for issuance.  On July 5, 2000, the shareholders approved a change in the maximum number of options issuable under this plan to 20% of the number of common shares outstanding including shares of common stock previously issued under the plan.

On January 1, 2004, the Corporation adopted FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, using the modified prospective method.  Under the modified prospective method of adoption selected by the Corporation, the employee stock-based compensation expense recognized in the year ended December 31, 2004 is the same as that which would have been recognized for the same period had the recognition provision of SFAS No. 123, Accounting for Stock-based Compensation, been applied from its original effective date.  Results for prior periods have not been restated.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

10.

Common stock (continued):

(b)

Stock option plan:

The Corporation grants options to non-employees.  For these non-employee options, compensation expense is recognized using the fair value-based method of accounting per SFAS No. 123.  The fair value of non-employee grants in 2004 and 2003 was calculated using the Block-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 175% (2003 – 159%) based on weekly stock price; risk-free interest rate of 3.25% (2003 – 3.25%) and expected lives between 1 to 5 years.

Included in expenses for 2004 is total stock-based compensation of $806,202 (2003 - $137,179).

Stock option transactions for the respective periods and the number of stock options outstanding are summarized as follows:

		Outstanding options
	Shares available to be granted under option	Number of common shares issuable	Weighted average exercise price

Balance, December 31, 2002	3,292,638	5,111,417	$ 0.20

Options granted	(1,865,000)	1,865,000	0.15
	1,777,334	(1,777,334)	0.20
Options expired	-	(73,000)	0.16
Increase in reserved for issuance	4,384,735	-	-

Balance, December 31, 2003	7,589,707	5,126,083	0.19

Options granted	(2,560,000)	2,560,000	0.41
Options expired	628,666	(628,666)	0.32
Options exercised	-	(304,917)	0.15
Increase in reserved for issuance	3,631,916	-	-

Balance, December 31, 2004	9,290,289	6,752,500	$ 0.26

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

10.

Common stock (continued):

 (b)

Stock option plan (continued):

The following table summarizes information about stock options under the plan outstanding at December 31, 2004:

Options Outstanding			Options Exercisable
Range of exercise prices	Number outstanding at December 31, 2004	Weighted average remaining contractual life (yrs)	Weighted average exercise price	Number outstanding at December 31, 2004	Weighted average exercise price

$0.11 - 0.19	4,070,833	3.10	$0.16	2,894,166	$0.16
$0.23 - 0.29	230,000	3.29	$0.26	131,250	$0.26
$0.30 - 0.38	1,935,000	2.20	$0.35	1,321,250	$0.35
$0.70	516,667	4.50	$0.70	100,000	$0.70

	6,752,500	2.96	$0.26	4,446,666	$0.23

Stock options become exercisable at dates determined by the Board of Directors at the time of granting the option.

Stock options have initial terms of five years.

(c)

Warrants:

The following non-transferable share purchase warrants were outstanding at December 31, 2004:

Expiry date	Exercise price per share	Number of shares

August 7, 2005	$0.26	416,667
December 31, 2005	$0.30	508,053
January 15, 2006	$0.15	278,433
March 31, 2006	$0.50	2,585,192
August 31, 2006	$0.23	555,555
October 13, 2006	$0.20	1,125,000
October 1, 2007	$0.20	100,000
October 1, 2008	$0.25	150,000
August 31, 2009	$0.20	3,750,000
October 13, 2009	$0.20	150,000

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

11.

Commitments:

The Corporation has the following future minimum lease commitments for premises and equipment:

2005	$84,000
2006	86,000
2007	86,000
2008	86,000
2009	43,000

$385,000

In 2004, rent expense was $77,231 (2003 - $119,132).

12.

Income taxes:

At December 31, 2004, the Corporation has US tax net operating loss carryforwards approximating $2,586,000 which will begin to expire in 2019.

The Corporation has Canadian tax net operating losses of approximately $12,315,000 which expire as follows:

2005	$192,000
2006	1,600,000
2007	3,341,000
2008	1,247,000
2009	2,896,000
2010	1,233,000
2011	1,806,000

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Corporation has recognized a valuation allowance equal to the deferred tax assets due to the uncertainty of realizing the benefits of the assets.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

12.

Income taxes (continued):

Significant components of the Corporation’s deferred tax assets as of December 31 are as follows:

	2004	2003

Deferred tax assets:
Net operating loss carry forwards	$5,262,696	$4,587,973
Depreciation/amortization	256,113	337,944
Other	483,264	338,439

Total deferred tax assets	6,002,073	5,264,356
Valuation allowance	(6,002,073)	(5,264,356)

Net deferred taxes	$-	$-

13.

Segmented information:

(a)

Segment information:

During 2004 and 2003, the Corporation was operating only in the RF power amplifier segment.

(b)

Geographic information:

Substantially all assets and operations are in Canada.  A summary of sales by region of customer location is as follows ($000):

	2004	2003

Korea	$-	$93
China	2,477	518
Sweden	-	164
United States	1,981	1,263
Israel	101	113
Canada	462	217
Other	-	7

Total sales	$5,021	$2,375

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

13.

Segmented information (continued):

 (c)

Major customers:

Sales to customers representing greater than 10% of total sales are as follows ($000):

	2004	2003
Customer A	$2,477	$452
Customer B	416	1,022
Customer C	977	58

14.

Contingent liabilities:

 (a)

Contingent liability on sale of products:

(i)

Under a license agreement, the Corporation is committed to royalty payments based on the sales of products using certain technologies.  Royalties are paid between 5% to 6% of sales of licensed products sold integrating the XNN Technology into various products to a minimum of $150,000 within twelve months subsequent to the first commercial sales of the integrated product.  No such sales have occurred to December 31, 2004.

(ii)

Under an agreement with the Government’s National Research Council Canada IRAP (“IRAP”) program, the Corporation is eligible to receive conditionally repayable government assistance amounting to $368,275 (CDN$483,491) to support the development of a multi-carrier linear power amplifier.  During 2003, the Corporation claimed gross proceeds of $90,982 (CDN$132,295), which have been recorded in the consolidated statement of operations as government grant income,  a reduction of expenses incurred.  Under the terms of the agreement, an amount up to a maximum of $534,000 (CDN$725,236) is to be repaid at a rate of 1.5% of quarterly gross revenue commencing on September 1, 2003, on a quarterly basis. For the year ended December 31, 2004, the Corporation recorded $75,308 (CDN$98,006) as royalties and nil in 2003.

(iii)

Under an agreement with the Canada Israel Industrial Research & Development Foundation, the Corporation is eligible to receive conditionally repayable government assistance amounting to $256,744 (CDN$350,000) to support the development of a multi-carrier linear power amplifier.  To date, the Corporation claimed gross proceeds of nil in 2004 and $163,456 (CDN$233,333), in 2003, which have been recorded as government grant income, a reduction of expenses incurred.  Under the terms of the agreement, commencing with the first commercial transaction, the assistance is repayable to the extent of 2.5% of yearly gross sales until 100% of the grant has been repaid.  As at December 31, 2004, the Corporation has not yet commenced the commercialization of such product, and thus no repayment is required.

The Corporation recognizes royalty obligations as determinable in accordance with agreement terms.

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

14.

Contingent liabilities (continued):

(c)

Product warranty:

The Corporation provides for estimated warranty costs at the time of product sale.  Warranty expense accruals are based on best estimate with reference to historical claims experience.  Since warranty estimates are based on forecasts, actual claim costs may differ from amounts provided.  An analysis of changes in liability for product warranties follows:

	2004	2003

Balance, beginning of year	$38,084	$31,720
Provision increase	41,775	21,316
Expenditures	(39,192)	(14,952)

Balance, end of year	$40,667	$38,084

15.

Supplementary information:

(a)

Cash flow information:

	2004	2003

Cash paid for:
Interest	$20,690	$12,156
Non-cash financing and investing activities:
Issuance of common shares in settlement of accounts payable	90,495	442,338
Issuance of common shares on conversion of convertible debenture (note 9)	114,400	624,514
Issuance of common shares and warrants on settlement of promissory note (note 8)	-	108,398
Warrants issued as financing cost on private placement	-	(38,994)
Purchase of equipment funded by obligation under capital lease	322,862	-
Amendment of note payable to convertible note payable (note 9(b))	99,999	-

#

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years Ended December 31, 2004 and 2003 (audited)

15.

Supplementary information (continued):

(b)

Allowance for doubtful accounts:

	2004	2003

Balance, beginning of year	$11,503	$33,059
Recoveries and other adjustments	(11,503)	(21,556)

Balance, end of year	$-	$11,503

16.

Related party transactions:

(i)

During the year ended December 31, 2004, the Corporation incurred professional fees of $8,974       (2003 - $7,361) from a company owned by a director of the Corporation.  These amounts are included in general and administrative expenses;

(ii)

During the year ended December 31, 2004, the Corporation incurred consulting fees of $32,275            (2003 - $26,096) from a company owned by a former director of the Corporation.  These amounts are included in general and administrative expenses.

17.

Subsequent event:

Subsequent to December 31, 2004, the Corporation realized gross cash proceeds of $1,500,000 from the issuance of 8% redeemable convertible notes of the Corporation plus 4,500,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The agreement was signed on February 11, 2005 and the notes are to mature on February 11, 2007.  The notes are convertible at the option of the holder or automatically convert into common stock, subject to volume limitations, if the closing price of the common stock during a designated period is not less than $0.30. The conversion price of the notes is $0.20 per share of common stock.  Interest on these notes is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time.

Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.20 on or before February 11, 2010, on which date the warrants will expire.

#

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Delaware Business Corporation Act, against all expenses and liabilities reasonably incurred in connection with services for or on behalf of our company.  To the extent that indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of our company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling stockholder.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$1,155.79
Printing and engraving expenses	$0
Accounting fees and expenses	$5,000(1)
Legal fees and expenses	$10,000(1)
Transfer agent and registrar fees	$1,000(1)
Fees and expenses for qualification under state securities laws	$0
Miscellaneous	$ 1,000(1)
Total	$18,155.79

(1) We have estimated these amounts

RECENT SALES OF UNREGISTERED SECURITIES

On March 24, 2005 Unity Wireless Corporation sold to the following investors $500,000 principal amount of Secured Convertible Two-Year Promissory Notes (“Notes”) and Warrants to purchase 1,250,000 shares of common stock at $0.20 per share (“Warrants”):

Name

Notes

Warrants

Sam Nedenzahl

$100,000

250,000

Sarah Heiman

$100,000

250,000

Jose Zajac

$50,000

125,000

Nathan Herzka

$25,000

62,500

Jeffery Rubin

$50,000

125,000

Leon Goldenberg

$50,000

125,000

Rachel Mendelovitz

$25,000

62,500

Anfel Trading Limited

$50,000

125,000

Unity Capital

$50,000

125,000

The total offering price was $500,000. In connection with the financing, the Company paid $50,000 in fees to two parties, $40,000 to Merit Consulting LLC and $10,000 to Daniel Schneierson. The Company also issued warrants to purchase 200,000 shares of common stock at an exercise price of $0.20 to Merit Consulting LLC and issued warrants to purchase 50,000 shares of common stock at an exercise price of $0.20 to Daniel Schneierson in the form of the Warrants sold to investors.

The securities in this offering were issued in a private placement under the exemption set forth in Section 4(2) of the Securities Act of 1993 Act (the “Act”) and Rule 506 thereunder from the registration requirements under the Act.

The principal, interest and other amounts owing under the Notes are convertible into common stock at the option of the holders at $0.20 per share. Except as set forth in the next sentence, the principal, interest and other amounts owing under the Notes automatically convert into common stock at $0.20 per share, subject to volume limitations set forth in the Notes, if the closing price of the common stock during a period designated in the Notes is not less than $0.30 per share and a registration statement is then in effect with respect to the sale of the shares of common stock assumable on conversion. The Note owned by any investor will not be automatically converted to the extent that conversion would result in the beneficial ownership by such investor of more than 9.9% of the company’s outstanding common stock.

The Warrants are exercisable at $0.20 per share and expire on March 24, 2010. On notice by the Company the Warrants will expire earlier if the closing price of the common stock during a period designated in the Warrants is not less than $0.40 per share and a registration statement is in effect with respect to the sale of the shares of common stock issuable on exercise. The preceding sentence does not apply to the extent that exercise of warrants by any investor would result in the beneficial ownership by such investor of more than 9.9% of the company’s outstanding common stock The Warrants may be exercised on a cashless basis (i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price) after March 24, 2006 so long as no registration statement is in effect with respect to the sale of shares issuable on exercise.

All amounts are in US$.

EXHIBITS

The following Exhibits are filed with this Prospectus:

 (a) Exhibits Required by Item 601 of Regulation S-B

Exhibit Number

Description

3.1*

Amended and Restated Certificate of Incorporation of Unity Wireless Corporation (1)

3.2*

Amended and Restated Bylaws of Unity Wireless Corporation (2)

3.3*

Certificate of Amendment dated August 5, 2004 to the Amended and Restated Certificate of Incorporation (2.5)

4.1*

Consulting agreement among Mueller & Company, Inc., Ideas, Inc., Mark Mueller, Aaron Fertig and Unity Wireless Corporation dated January 1, 2001 (3)

4.2*

Consulting agreement amendment among Mueller & company, Inc. and Unity Wireless Corporation dated November 15, 2001 (3)

4.3*

1999 Stock Option Plan, as amended (3)

4.4*

Recommended Stock Option Grant Policy for our company (3)

4.5*

Consulting agreement among Myer Bentob and Unity Wireless Corporation dated August 7, 2003 (12)

4.6*

Form of Secured Convertible Note issued by Unity Wireless Corporation and Unity Wireless Systems Corporation in the aggregate principle amount of $956,322.50 (8)

4.7*

Form of Addendum to Secured Convertible Note between Unity Wireless Corporation, Unity Wireless Systems Corporation and each of the following: (9)

S. Heiman
Casey J. O'Byrne Professional Corporation
Moshe Rosner
Jeffrey Rubin
William N. Weidman
Chancellor Apartments LLC
Gabrielle Chaput
Desmonde Farruga
Shalom Torah Centers
Sid M. Tarrabain Professional Corporation
Mokhlis Y. Zaki

4.8*

Form of warrants issued in June and July 2003 to holders of Secured Convertible Notes for an aggregate of 6,865,484 shares. (10)

4.9*

Form of subscription agreement for shares of common stock and warrants issued to Myer Bentob, in a private placement, for an aggregate of 833,333 shares and 416,667 warrants.(11)

4.10*

Form of warrants issued to Myer Bentob, in a private placement, for an aggregate of 416,667 shares. (11)

4.11*

Form of warrants issued to Michael Mulshine for an aggregate of 100,000 shares (12)

4.12*

Form of warrants issued to Michael Mulshine for an aggregate of 150,000 shares (12)

 4.13*

Form of agreement with Beth Medrash Govoha of Lakewood to convert promissory note into 1,806,666 shares and 1,666,666 warrants (12)

4.14*

Form of warrants issued in January 2004 to previous holders of warrants issued in conjunction with Secured Convertible Notes for an aggregate of 6,032,150 shares (12)

4.15*

Form of warrants issued in April 2004 to previous holders of warrants issued (12)

4.16*

Form of Convertible Note and Purchase Agreement (13)

4.17*

Form of Secured Convertible Promissory Note (13)

4.18*

Form of Warrant (13)

4.19*

Form of Security Agreement (13)

4.20*

Financial Advisory /Investment Banking Agreement with Duncan Capital LLC, as amended (13)

4.21*

Form of Note and Form of warrant issued to Keren MYCB Elias Foundation in August 2004 (14)

4.22*

Form of warrants issued in October 2004 to previous holders of warrants (14)

4.23*

Form of warrants issued in October 2004 to Osprey Partners (14)

4.24*

Form of Convertible Note and Purchase Agreement (15)

4.25*

Form of Secured Convertible Promissory Note (15)

4.26*

Form of Warrant (15)

4.27*

Form of Security Agreement (15)

4.28**

Form of Convertible Note and Purchase Agreement issued March 24, 2005

4.29**

Form of Secured Convertible Promissory Note issued March 24, 2005

4.30**

Form of Warrant issued March 24, 2005

4.31**

Form of Security Agreement issued March 24, 2005

5.1**

Opinion of Oscar D. Folger

10.1*

Asset Purchase Agreement dated October 6, 2000 among Unity Wireless Systems Corporation, a British Columbia, Canada, corporation, 568608 B.C. Ltd., a British Columbia, Canada corporation, Traffic Systems, L.L.C., an Arizona limited liability company, Traffic Safety Products, Inc., an Arizona corporation and James L. Hill (4)

10.2*

Intellectual Property License Agreement, dated October 6, 2000, between Unity Systems Corporation, as licensor, and Traffic Systems, LLC, as licensee (4)

10.3*

Share Purchase Agreement, dated November 16, 2000 among John Robertson, Mirza Kassam, Chris Neumann, Robert Fetherstonhaugh, Unity Wireless Corporation, Stirling Mercantile Corporation, Peter A. Scott Consulting Ltd., W. Hugh Notman (5)

10.4*

Asset Purchase Agreement, dated for reference December 30, 2000, among Unity Wireless Integration Corporation as vendor, Lyma Sales & Management Corp. as purchaser and Unity Wireless Corporation (6)

10.5*

Agreement to Redeem Membership Interest, Transfer Intellectual Property and Amend Asset Purchase Agreement, effective April 9, 2001, by and among Traffic Systems, L.L.C., Unity Wireless Systems Corporation, Traffic Safety Products, Inc. and Jim Hill (7)

10.6*

Form of Private Placement Purchase Agreement, dated November 20, 2002, among Unity Wireless Corporation, Unity Wireless Systems Corporation, and each person or entity listed in 10.11 below. (8)

10.7*

General Security Agreement, dated for reference November 20, 2002, between each of the Investors listed in Schedule 1 to the Agreement, Unity Wireless Systems Corporation and Jeffrey Rubin, as Agent. (8)

10.8*

General Security Agreement, dated for reference, November 20, 2002, between each of the Investors listed in Schedule 1 to the Agreement, Unity Wireless Corporation and Jeffrey Rubin, as Agent.

10.9*

Licence Agreement, dated April 23, 2002, between Unity Wireless Corporation and Paragon Communications. (8)

10.10*

Agreement, dated July 19, 2002, between Unity Wireless Corporation and Dekolink Wireless Ltd. (8)

10.11*

Manufacturing Agreement, dated July 10, 2002, between Unity Wireless Systems Corporation and Netro Corporation. (8)

10.12*

Strategic Supply Agreement, dated June 19, 2002, between Unity Wireless Systems Corporation and Avtec, AB. (8)

10.13*

Investor Relations Agreement, dated April 10, 2002, between Unity Wireless Corporation and Osprey Partners. (8)

10.14*

Amendment to Investor Relations Agreement, dated September 20, 2002, between Unity Wireless Corporation and Osprey Partners. (8)

21.1

Subsidiaries of our company:

Unity Wireless Systems Corporation (British Columbia)
321373 B.C. Ltd. (British Columbia)

23.1**

Consent of KPMG LLP

23.2

Consent of Oscar D. Folger (included in Exhibit 5.1)

*

Previously filed

**

Filed herewith

(1)

Incorporated by reference to the company's Form SB-2 filed with the Securities and Exchange Commission on October 4, 2000.

(2)

Incorporated by reference to the company's Form SB-2 filed with the Securities and Exchange Commission on May 13, 2004.

(2.5)

Incorporated by reference to the company's Form 10-QSB filed with the Securities and Exchange Commission on August 6, 2004.

(3)

Incorporated by reference to the company's Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2001.

(4)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on October 23, 2000.

(5)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on December 4, 2000.

(6)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on January 16, 2001.

(7)

Incorporated by references to the company's Form SB-2A filed with the Securities and Exchange Commission on May 3, 2001.

(8)

Incorporated by reference to our Form 10-KSB filed with the Securities and Exchange Commission on April 3, 2003.

(9)

Incorporated by reference to our Form SB-2 filed with the Securities and Exchange Commission on May 2, 2003.

(10)

Incorporated by reference to our Form 10-QSB filed with the Securities and Exchange Commission on August 14, 2003.

(11)

Incorporated by reference to our Form 10-QSB filed with the Securities and Exchange Commission on Nov 14, 2003.

(12)

Incorporated by reference to our Form 10-KSB filed with the Securities and Exchange Commission on March 29, 2004.

(13)

Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 7, 2004.

(14)

Incorporated by reference to our Form SB-2 filed with the Securities and Exchange Commission on October 27, 2004.

(15)

Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on February 14, 2005.

UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)

file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)

include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)

For the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Unity Wireless pursuant to the foregoing provisions, or otherwise, Unity Wireless has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against said liabilities (other than the payment by Unity Wireless of expenses incurred or paid by a director, officer or controlling person of Unity Wireless in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Unity Wireless will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

#

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Burnaby, British Columbia on April 15, 2005.

UNITY WIRELESS CORPORATION

/s/ Ilan Kenig

By: Ilan Kenig, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Dallas Pretty

By: Dallas Pretty, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Ilan Kenig

Ilan Kenig, President, Chief Executive Officer and Director
(Principal Executive Officer)
April 20, 2005

/s/ Dallas Pretty

Dallas Pretty, Chief Financial Officer

(Principal Accounting Officer)

April 20, 2005

/s/ Andrew Chamberlain

Andrew Chamberlain, Director and Corporate Secretary

April 20, 2005

/s/ Ken Maddison

Ken Maddison, Director

April 20, 2005

/s/ Doron Nevo

Doron Nevo, Director

April 20, 2005

/s/ Victor Halpert

Victor Halpert, Director

April 20, 2005

#